Exhibit 99.1

resTORbio Appoints Jeffrey Chodakewitz, M.D., to its Board of Directors

– Brings extensive experience in clinical and pipeline development to resTORbio’s Board –

BOSTON, August 15, 2018 – resTORbio, Inc. (Nasdaq: TORC), a clinical-stage biopharmaceutical company focused on helping people live healthier longer through the development and commercialization of novel therapeutics for the treatment of aging-related diseases, today announced the appointment of Jeffrey Chodakewitz, M.D., to its Board of Directors.

“Jeffrey’s extensive experience with clinical and pipeline development, including the fields of respiratory and infectious diseases, makes him a highly valuable addition to our Board of Directors,” said Chen Schor, President and CEO of resTORbio. “We are delighted to welcome Jeffrey and look forward to his contributions as we progress RTB101 into pivotal trials to reduce the incidence of respiratory tract infections (RTIs) and initiate additional studies to examine the benefits of TORC1 inhibition in other aging-related diseases.”

Dr. Chodakewitz has decades of experience holding leadership positions in world class drug development organizations. He currently serves as Executive Vice President, Clinical Medicine and External Innovation, at Vertex Pharmaceuticals. Until April 2018, Dr. Chodakewitz held the roles of Chief Medical Officer and Executive Vice President, Global Medicines Development and Medical Affairs, at Vertex and was a member of the Vertex Executive Committee. Prior to joining Vertex in 2014, he spent over 20 years at Merck & Co., where he served in a number of positions including Head of Infectious Diseases and Vaccines Global Development, Senior Vice President of Global Scientific Strategy (Infectious Disease, Respiratory & Immunology) and Senior Vice President of Late Stage Development. Prior to Merck, he served in academic positions at Yale University School of Medicine and New York University’s Bellevue Medical Center. Dr. Chodakewitz is a Diplomate of the National Board of Medical Examiners and the American Board of Internal Medicine (both Internal Medicine and Infectious Disease). He holds a B.S in Biochemistry cum laude from Yale University and an M.D. from the Yale University School of Medicine.

“I am thrilled to join resTORbio’s Board as the Company progresses RTB101 into late-stage clinical development and gains additional insights on the potential benefits of TORC1 inhibition in other indications,” said Dr. Chodakewitz. “I look forward to working with the team to further advance our leadership in TORC1 inhibition and the treatment of aging-related diseases.”

About resTORbio

resTORbio, Inc. is a clinical stage biopharmaceutical company targeting TORC1 and other biological pathways that regulate aging to develop innovative medicines with the potential to extend healthy lifespan. resTORbio’s lead program is selectively targeting TORC1, an evolutionarily conserved pathway that contributes to the decline in function of multiple organ systems, including the immune, cardiovascular and central nervous systems.

Forward Looking Statements:

This press release contains forward-looking statements that are made pursuant to the safe harbor provisions of the federal securities laws. Investors are cautioned that statements in this press release which are not strictly historical statements, including, without limitation, express or implied statements or guidance regarding our plans to develop and commercialize RTB101, including the therapeutic potential and clinical benefits thereof, the potential benefits of TORC1 inhibition on aging-related diseases, and our planned clinical trials for RTB101, constitute forward-looking statements identified by words like “believe,” “expect,” “may,” “will,” “should,” “seek,” “anticipate,” or “could” and similar expressions. Such forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated, including, without limitation, risks associated with: the delay of any planned clinical trials and/or development of RTB101; our ability to successfully demonstrate the efficacy and safety of our lead product candidate; the clinical results for our lead product candidate which may not support further development of additional indications; and obtaining, maintaining and protecting our intellectual property; as well as those risks more fully discussed in the section entitled “Risk Factors” in the Annual Report on Form 10-K filed by resTORbio, Inc. with the Securities and Exchange Commission, as well as discussions of potential risks, uncertainties, and other important factors in our subsequent filings with the Securities and Exchange Commission. In addition, any forward-looking statements represent our views only as of today and should not be relied upon as representing its views as of any subsequent date. resTORbio explicitly disclaims any obligation to update any forward-looking statements.

Investor and Media Contact:

Jennifer Robinson

resTORbio, Inc.

857-772-7029

jrobinson@restorbio.com